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                                                                     EXHIBIT 8.1

                [LETTERHEAD OF MILBANK, TWEED, HADLEY & McCLOY]



                                                               December 3, 1998

Nippon Telegraph and Telephone Corporation
19-2, Nishi-Shinjuku 3-chome
Shinjuku-ku, Tokyo 163-8019
Japan


Ladies and Gentlemen:

        We have acted as United States tax counsel for Nippon Telegraph and Telephone Corporation (NTT) (the "Company"), in connection with the sale of American Depositary Shares ("ADSs") each representing 1/200th of one share of common stock (a "Share") of the Company. We refer to the prospectus (the "Prospectus"), in particular to the section of the Prospectus entitled "United States Federal Income Taxation" forming part of the Registration Statement on Form F-3 filed by the Company with the U.S. Securities and Exchange Commission to effect registration of the Shares pursuant to the Securities Act of 1933 as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, and any amendments, including post-effective amendments and supplements thereto, and any registration statements filed pursuant to Rule 462(b) of the Securities Act related thereto.

        We have examined such documents, records and matters of laws as we have deemed necessary, and based thereupon the discussion in that section, to the extent it states matters of law or legal conclusions and subject to the qualifications and limitations contained therein, represents our opinion as to the principal United States federal income tax consequences that are likely to be material to a beneficial owner of the ADSs or Shares .

        We express no opinion in respect of those matters governed by or construed in accordance with the law of any jurisdiction other than the federal laws of the United States of America.

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        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and the reference to the name of our firm therein, without thereby admitting that we are "experts" under the Act or the rules and regulations of the Securities and Exchange Commission thereunder for the purposes of any part of the Registration Statement.


                                        Milbank, Tweed, Hadley & McCloy


DLP/BK

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